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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into National Service Industries, Inc.'s previously filed Registration Statement covering the Zep Manufacturing Company Profit Sharing/401(k) Retirement Plan.




/s/ Arthur Andersen LLP
    Arthur Andersen LLP



Atlanta, Georgia
June 25, 1999